Exhibit 5.1

Writer’s Direct Dial: (516) 663-6600

Writer’s Direct Fax: (516) 663-6601

November 19, 2021

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

Re:	Registration Statement on Form S-1 Registration No.: 333-260364

Ladies and Gentlemen:

We have acted as counsel for Mobiquity Technologies, Inc., a New York corporation (the “Company”) in connection with the preparation and filing of that certain Registration Statement on Form S-1, Registration No.: 333-260364 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to: (a) the proposed offering and sale by the Company of (i) units  (including units subject to the underwriter’s over-allotment option) (the “Units”) consisting of an aggregate of (A) 2,108,334 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (B) warrants to purchase 2,108,334 shares of Common Stock at a per share exercise price equal to one hundred twenty percent (120%) of the public offering price per Unit, substantially in the form filed as an exhibit to the Registration Statement (the “Offering Warrants”), (ii) representative warrants to purchase up to a number of Shares equal to eight percent (8%) of the number of Shares, plus eight percent (8%) of the shares of Common Stock underlying the Offering Warrants (excluding the exercise of the over-allotment option by the underwriters), sold pursuant to the Registration Statement, at a per Share exercise price equal to one hundred ten percent (110%) of the public offering price per Unit, substantially in the form filed as an exhibit to the Registration Statement (the “Representative Warrants”), (iii) all shares of Common Stock issuable upon the exercise of the Offering Warrants (the “Offering Warrant Shares”), (iv) all shares of Common Stock issuable upon the exercise of the Representative Warrants (the “Representative Warrant Shares); and (b) the resale by the selling stockholders (the “Selling Stockholders”) set forth in the Registration Statement (including the prospectus constituting part thereof (the “Resale Prospectus”) of (i) 225,000 shares of Common Stock (the “Note Resale Shares”) issuable to the Selling Stockholders upon the conversion of certain Selling Stockholder promissory notes in the forms filed as exhibits to the Registration Statement (the “Selling Stockholder Notes”), and (ii) 56,250 shares of Common Stock (the “Selling Stockholder Warrant Resale Shares”) issuable upon the exercise of Selling Stockholder common stock purchase warrants in the forms filed as exhibits to the Registration Statement (the “Selling Stockholder Warrants”).

The Shares, Offering Warrants, Representative Warrants, Offering Warrant Shares and Representative Warrant Shares shall be referred to herein as the “Primary Securities.” We understand that the Shares, the Offering Warrants and the Offering Warrant Shares are proposed to be offered for sale to the public, and the Representative Warrants and Warrant Shares, are proposed to be issued to the representative, as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form to be filed as an exhibit to the Registration Statement, to be entered into by the Company and the representative (the “Underwriting Agreement”). The Note Resale Shares and Selling Stockholder Warrant Resale Shares are proposed to be sold by the Selling Stockholders from time to time in accordance with the Plan of Distribution contained in the Resale Prospectus.

As counsel to the Company, we have examined the originals or copies of such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Registration Statement, corporate resolutions authorizing the issuance of the Primary Securities, the Note Resale Shares and the Selling Stockholder Warrant Resale Shares and the Certificate of Incorporation and Bylaws of the Company, including amendments thereto. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us; (c) the conformity to the originals of all documents submitted to us as copies; (d) the genuineness of all signatures contained in the records, documents, instruments and certificates we have reviewed; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Mobiquity Technologies, Inc.

November 19, 2021

Based on and subject to the foregoing, we are of the opinion that upon the effectiveness of the Registration Statement: (a) the Shares have been duly authorized and, when such Shares are issued and paid in for accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (b) the Offering Warrants have been duly authorized by the Company and, when executed by the Company and delivered to the purchasers thereof in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Offering Warrants; (c) the Representative Warrants have been duly authorized by the Company and, when executed by the Company and delivered to the purchasers thereof in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative Warrants; (d) the Offering Warrant Shares have been duly authorized and, when issued and paid for, upon exercise of the Offering Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; (e) the Representative Warrant Shares have been duly authorized and, when issued and paid for, upon exercise of the Representative Warrants and the Offering Warrants underlying the Representative Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; (d) the Note Resale Shares have been duly authorized and, when issued to the Selling Stockholders upon conversion of the Selling Stockholder Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and (e) the Selling Stockholder Warrant Resale Shares have been duly authorized and, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion supersedes and replaces our opinion dated November 10, 2021. The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. We are members of the Bar of the State of New York. We do not express any opinion concerning the laws of any jurisdiction other than (i) the State of New York and (ii) the Federal laws of the United States. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy that may be enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion. We do not express an opinion on any matters other than those expressly set forth in this letter.

No opinion is expressed herein with respect to the qualification of the Primary Securities, the Note Resale Shares or the Warrant Resale Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.

RUSKIN MOSCOU FALTISCHEK, P.C.